EXHIBIT 10.56
                                    L E A S E

THIS LEASE, made and entered into on this 13th day of October, 2000 by and between EXECUTIVE INVESTMENT ASSOCIATES, a Florida General Partnership d/b/a EXECUTIVE CENTER, hereinafter called Lessor, and Surgical Safety Products, Inc., a New York Corporation, hereinafter called Lessee;

                              W I T N E S S E T H :

           That for and in consideration of the mutual covenants hereinafter contained and the sums of money paid and hereinafter agreed to be paid by Lessee to Lessor and for other valuable considerations, Lessor does hereby demise and lease unto Lessee and Lessee does hereby hire and let from Lessor the following described property situate in Sarasota County, Florida:

          Suite No. 300, Executive Center, 3665 Bee Ridge Road, the relative size and location of the premises being more particularly described in Exhibit "A" hereto attached (hereafter called "Premises" or "demised premises"). For purposes of this lease the rentable square footage area of the Premises shall be deemed to be 2,537 square feet.

           1. TERM AND RENT. The term of this lease shall be for a period of six
(6) months and seventeen (17) days, commencing on October 15, 2000 (hereinafter called "Commencement Date") and expiring on April 30, 2001. Lessee agrees to pay Lessor, without demand, set-off or deduction, rent for the term as set forth in Exhibit "B" attached hereto and made a part hereof. Each monthly installment of rent, as referred to in Exhibit "B", shall be payable in advance to Lessor on the first (1st) day of each calendar month of the term. If the Commencement Date, as hereinabove defined, is not on the first (1st) day of a calendar month, rent for the period between Commencement Date and the first day of the following month shall be prorated, on a per diem basis, at the monthly rental rate hereinabove provided. In addition to the rent herein reserved, Lessee shall also pay as additional rent, the amount of any use or sales tax on said rental imposed by the State of Florida and any federal or local government, which taxes and other assessments shall be paid at the same time and in the same manner as each payment of rent.

           2. SECURITY DEPOSIT. Lessee has deposited with Lessor, and Lessor hereby acknowledges receipt of $3,700.00, the sum of which shall be held by Lessor, without accrual of interest, as security for the faithful performance by Lessee of all of the terms of this Lease. Said deposit shall not be mortgaged, assigned, transferred or encumbered by Lessee without the express prior written consent of Lessor and any such act on the part of the Lessee shall be without force and effect and shall not be binding upon Lessor. If any of the rents herein reserved or any other sum payable by Lessee to Lessor hereunder shall be overdue or unpaid, or should Lessor make payments on behalf of Lessee, or if Lessee shall fail to perform any of the terms of this Lease, then Lessor, at its option and without prejudice to any other remedy which Lessor may have on account thereof, may appropriate and apply said entire deposit, or so much thereof as may be necessary to compensate Lessor, toward the payment of any rent or additional sum due hereunder or to any loss or damage sustained by Lessor due to such breach on the part of Lessee; and Lessee shall forthwith upon demand restore said security deposit to the original sum deposited. Should Lessee comply with all of the terms and promptly pay all of the rentals and all other sums payable by Lessee to Lessor as they become due, said deposit shall be returned in full to Lessee at the end of the term. In the event of Bankruptcy or other creditor debt proceedings against Lessee, the security deposit shall be deemed to be first applied to the payment of rent and other charges due Lessor for all periods prior to the filing of such proceedings. This deposit may be commingled with other funds of Lessor.

           Lessor may deliver the security and any other deposit made hereunder by Lessee to the purchaser of Lessor's interest in the Executive Center Office Building in the event that such interest be sold or otherwise conveyed, and thereupon Lessor shall be discharged from any further liability with respect to such deposit; and this provision shall also apply to any subsequent transferee of Lessor.

           3. QUIET ENJOYMENT. Provided Lessee shall pay all rents as herein agreed and keep and perform all of the terms, covenants and conditions hereof, Lessee shall peaceably possess and quietly enjoy the demised premises without hindrance or interruption subject only to the terms hereof, reservations, restrictions and easements of record and applicable zoning and other governmental regulations.

           4. PREMISES. Lessor shall at Lessor's expense deliver the space with leasehold improvements "as existing" and as per the attached drawing which shall include the demising walls, ceiling, lighting, air conditioning, walls, restrooms, electrical outlets, paint and carpet, all of which shall be building standard material and finishes. The Lessor at his expense shall have the walls and woodwork painted in an off white color with a slight blue tint. The Lessor shall also have the carpets cleaned and make sure that all lights and outlets are in proper working condition, including the replacement of any ceiling tiles that need to be replaced. Any upgrade of the office space above building standard as "it exist" shall be at the sole expense of the Lessee. Lessee shall be responsible for installation of additional leasehold improvements, including interior partitions and any nonstandard electrical or plumbing equipment. A layout of all interior improvements must be submitted to Lessor for approval before installation.

           Exterior glass used in construction of the Executive Center, forming the exterior walls, is guardian reflective glass one-quarter inch in thickness, S-Series, silver color, Code SS-8 and special care shall be taken by the Lessee so as not to scratch the film on the inside of the glass.

           5. USE OF PREMISE. The demised premises shall be used solely for office use as and no other use shall be made thereof without the prior express written consent of Lessor. Lessee shall make no immoral, offensive or illegal use of the demised premises or do anything thereon deemed extra hazardous or which would cause insurance rates to increase. Lessee shall abide by all reasonable directions and requirements of any insurance company insuring the premises and shall keep and abide by all laws, ordinances, rules and regulations of all governmental bodies and their respective regulatory agencies having any jurisdiction over the demised premises.

           6. UTILITIES. Lessee shall place all accounts for utilities in it's name and shall pay all charges made for electricity and other utility services which are separately metered or furnished to the leasehold premises, including connection charges and deposits, if required. Water and sewage charges for each office within Executive Center shall be paid by Lessor as part of the Common Area Maintenance Charges (and reimbursed by Lessee as discussed in paragraph 8). Lessee shall be responsible for its own janitorial service.

           7. MAINTENANCE. Lessor shall not be called upon and shall have no obligation to make any repairs, improvements or alterations whatsoever to the Premises except that during the term of this Lease, Lessor shall maintain the exterior walls (but not glass, plate glass, doors or painting) in good structural repair, and shall keep the roof of the building watertight; provided, however, that Lessor shall not be required to make any repairs to the roof or any part of the Premises until written notice of the need for such repairs is given to Lessor by Lessee. It is further provided that Lessor shall not be liable for or required to make any repairs, or perform any maintenance, to or upon the Premises which are required by, related to or which arise out of negligence, fault, misfeasance or malfeasance of and by Lessee, its employees, agent, invitees, licensees or customers, in which event Lessee shall be solely responsible therefore; and if such repairs are undertaken by Lessor, it shall be solely at the expense of Lessee and Lessee shall pay said amounts within 30 days of receipt of billing therefor, or in the alternative shall be considered in default under the terms of this Lease.

           Lessee shall repair, service, keep and maintain the interior of the Premises, including all plumbing, wiring, piping, sprinkler system, and fixtures, doors, equipment and appurtenances in good and substantial repair and in a condition of first class appearance during the entire term of this Lease and shall replace all glass in the windows and doors broken during the Lease term. Lessee agrees to make repairs promptly as they may be needed at Lessee's expense.

           8. AIR CONDITIONING MAINTENANCE CONTRACT. Lessor shall enter into a service agreement for the maintenance of all air conditioning systems within the Executive Center. Lessee shall be responsible for the expenses of said maintenance service agreement, said expense to be paid annually as additional rent, by Lessee along with its rental payment next owing after receipt of a statement for the amount of said air conditioning maintenance expense from Lessor. The cost of the air conditioning maintenance contract agreement is based on a per ton basis on the . total tonnage of systems in the building and Lessee shall pay its prorata share based on the amount of tonnage in the demised premises. In the event it is necessary to replace a system, it shall be at the expense of the Lessor.

           9.        COMMON AREAS AND COMMON AREA MAINTENANCE EXPENSES.

          A. (I) As used herein, "Common Areas" shall mean all paved areas, parking areas, sidewalks, walkways, curbs, bike stands, interior and exterior walkways, atrium and mall areas, loading platforms, ramps, drainage facilities, landscaped areas, restrooms, lighting fixtures, cable facilities, elevators, stairways and lobbies located on the Executive Center property, and other areas or facilities on the executive Center property available for the common use or benefit of Lessees or customers of the Executive Center.

          (ii) "Common Area Maintenance"  expenses shall mean all those expenses
     (a) arising from or related to the operation of the Executive Center by Lessor, for maintenance, repair, all insurance (including but not limited to fire and casualty, liability and extended coverage), security (if applicable), lighting or management of the Common Areas, including but not limited to, pest extermination, inspection of equipment, supervised fire sprinkler alarm service, music, removal of rubbish, dirt and debris, planting, landscaping, maintenance of lighting facilities and drainage systems, heating and cooling of Common Areas, financial review or audit cost, premiums for liability property damage, rent, fire and workmens' compensation insurance for the Executive Center improvements and Common Areas, fees for required licenses and permits' off-site administrative charges; and management fee expense not to exceed fifteen percent (15%) of all Common Area Maintenance expenses; as well as expenses for installation, replacements, maintenance and operation of all air conditioning and heating systems serving the Executive Center (however, said maintenance and operation shall not apply to a heating or air conditioning unit serving an individual Lessee, which operation, maintenance or replacement would be a cost to the individual Lessee rather than a Common Area Maintenance expense; (b) arising from or related to the cleaning, maintenance and repair of the exterior of the Executive Center improvement; (c) incurred for payment of real property taxes and assessments assessed against the Executive Center.

     B. In addition to the Premises, Lessee shall have the right to nonexclusive use of the Common Areas.

     C. Lessor shall, subject to events beyond its reasonable control, maintain during the term of this Lease the Common Areas in good order and repair.

     The Common Areas shall be subject to the exclusive control and management of Lessor and Lessor shall have the right to establish, modify, change and enforce from time to time rules and regulations with respect to the Common Areas so long as such rules are not discriminatory against Lessee and Lessee agrees to abide by and conform with such rules and regulations. Lessee shall not permit delivery of merchandise at any place or time other than as designated by Lessor. Lessor reserves the right at any time during the term of this Lease to redesignate, alter, modify, expand, reduce and to change the Common Areas and to place displays, or other improvements within the Common Areas on either a temporary or permanent basis.

     In the event that Lessor deems it necessary to prevent the acquisition of public rights in and to the Executive Center grounds and paved areas, Lessor may from time to time temporarily close portions of the Common Areas, and may erect private boundary markers or take such steps as deemed appropriate for that purpose. Such action shall not constitute or be considered an eviction or disturbance of Lessee's quiet possession of the Premises.

     No portion of the Common Areas shall be used by Lessee, or any agent or employee of Lessee, for any advertising, political campaigning or other similar use, including without limitation, the dissemination of advertising or campaign leaflets or flyers.

     D. For each calendar year, Lessor shall furnish to Lessee an estimated budget for the coming calendar year of all Common Area Maintenance expenses. Lessee agrees to pay to Lessor, as additional rent, Lessee's proportionate share of all Common Area Maintenance expenses, which payment shall be in the same ratio that the square footage of the Premises bears to the total leasable square footage within the Executive Center. Lessee shall pay to Lessor with each monthly rental payment, as additional rent, an amount equal to one-twelfth (1/12) of Lessee's annual pro rata share of the estimated Common Area Maintenance expenses, based upon the budget for that year (which budget shall include Lessor's estimate of real estate taxes and assessments and insurance for the coming year). Lessor has the right to adjust the actual total leasable square footage of the building to reflect any changes in square footages of leases executed, or the remeasurement of part, or all of the leasable area in the building.

     After the conclusion of each calendar year, Lessor shall furnish to Lessee a statement certified by Lessor as correct reflecting actual Common Area Maintenance expenses for the Executive Center for the previous year. If said statement reflects that Lessee paid more than its pro rata share of Common Area Maintenance expenses in the previous year, Lessee shall be entitled to a credit against the next rental payment due (and such additional monthly rental payments thereafter as allow a complete offset of said credit). If said certified statement reflects that Lessee paid less than its proportionate share of Common Area Maintenance expenses in the prior year, Lessee shall pay such additional amount owing, as additional rent, along with the next rental payment due.

     10. LIABILITY INSURANCE AND INDEMNIFICATION. Lessor shall not be liable to Lessee or any other person for any damage to property or injury to persons upon the demised premises from causes including, but not limited to, act of God, fire, water or any defect or occurrence arising from or in any way related to Lessee's use of the premises. Lessee shall indemnify and hold harmless Lessor from and against any and all liabilities, claims, demands, damages, expenses, fees, finds, penalties, suits, proceedings, actions and causes of action of any and every kind arising out of Lessee's use, occupancy, management or control of the demised premises or any portion thereof, or arising out of or in any way connected with any act or omission of the Lessee, any of Lessee's sublessees, licensees, agents or representatives and their respective successors and assigns or anyone claiming by, through, under or against Lessee, or resulting from any breach, violation or nonperformance of any covenant, condition or agreement herein contained on the part of the Lessee to be kept and performed resulting in loss of life or injury to any person or damage to any property. Lessee shall defend any and all actions, suits or proceedings which may be brought against Lessor, or in which the Lessor may be impleaded or joined with others and shall satisfy, pay and discharge any and all judgments, orders and decrees that may be recovered against Lessee or Lessor in any such action or proceedings. In addition to the foregoing, Lessee shall carry and pay for general liability insurance fully protecting and insuring Lessor and Lessee, and naming Lessor as an additional insured, from and against any liability, claim, loss, damage or expense arising out of any of the foregoing with limits in an amount not less than $1,000,000 combined single limit coverage for all property damage and bodily injury. Said liability insurance shall be carried in a solvent reputable insurance company authorized to do business in the State of Florida and approved by Lessor. Lessee annually shall furnish a certificate showing said insurance to be in full force and effect upon request of Lessor.

     11. GLASS INSURANCE. Lessee shall insure all plate glass at the demised premises; in the event of breakage, Lessee will replace the plate glass but Lessor shall be responsible for payment of the deductible amount in Lessee's insurance policy, said amount not to exceed $100.00. As used here, plate glass means that glass forming an exterior boundary of Executive Center.

     12. DESTRUCTION OF PREMISES. In the event of the total destruction of the improvements on the demised premises or such substantial partial destruction thereof as will cause the entire demised premises to be unfit for the aforesaid use by fire or otherwise, this lease shall be terminated and the rights of all parties hereunder shall cease except such rights and liabilities as may have accrued to the time of such destruction. In the event of partial destruction of the building located on the demised premises by fire or otherwise, said partial destruction not rendering the same unfit for the use aforesaid, the rent shall abate for that portion of the premises rendered untenantable. Such abatement in the rent shall continue only for such period of time as the premises or portion thereof is rendered untenantable. In the event of such partial destruction, Lessor shall restore the same within a reasonable period of time.

     13. WAIVER OF DEFAULT. No waiver of any breach of any of the terms, covenants and conditions hereof shall be taken or construed to be the waiver of any other or succeeding breach of the same or any other term, covenant or condition hereof.

     14. CORRECTIONS OF DEFAULTS. If Lessee defaults in any of the terms, covenants and conditions hereof, Lessor may perform the same or procure the performance thereof without waiving of affecting the option to terminate the term hereof or waiving said defaults or waiving any rights hereunder. All lease payments in arrears in excess of ten days and all payment or payments or expenditures (including reasonable attorney's fees as hereinafter provided) made by Lessor in the process of enforcing Lessee's obligations under the lease shall be charged to Lessee, as additional rent, shall become immediately due and payable and shall bear interest at the highest rate permitted by law from the date of disbursement by Lessor until paid by Lessee.

     15. IDENTITY OF INTEREST. The execution of this lease or the performance of any of the terms hereof shall not be deemed or construed to have the effect of creating, between Lessor and Lessee, the relationship of principal and agent or of a partnership or of a joint venture and the relationship between the parties hereto shall always be and remain that of Lessor and Lessee.

     16. DEFAULT. In the event Lessee shall (a) fail to make any rental or other payment due hereunder within ten (10) days after same shall become due, or (b) be adjudged bankrupt, or (c) make an assignment for the benefit of its creditors, or (d) have its leasehold estate taken upon execution against Lessee, or (e) abandon the Premises during the term hereof, or (f) breach or fail to perform any of the agreements herein other than a monetary obligation ("Monetary Obligations" include but are not limited to payment of rent, Common Area Maintenance expenses, and additional rents), and shall fail to cure such non-monetary breach within ten (10) days after written notice from Lessor, such event shall constitute an event of default and may, at Lessor's option, constitute a premature termination. Lessee waives any right of notice for monetary default.

     Upon the occurrence of any one or more events of default specified herein, Lessee shall become a Lessee at sufferance, and Lessor, at its option and at any time thereafter, may pursue, exercise and enforce either remedy (a) or (b) below, without notice or demand except as hereinafter provided:

     (a) Enter upon and take possession of the lease Premises, using such force or means as may be necessary and legally permitted, and dispossess and remove all persons, goods and chattels, without liability in law or in equity for any damages caused by such removal, possession and entry; Lessee hereby waives any and all claims for damages therefor and hereby discharges Lessor therefrom. Upon said entry by Lessor, Lessee shall at once surrender possession of the Premises and shall be liable in damages and subject to equitable action for failure to do so. Surrender of the Premises shall not in and of itself constitute a termination of this Lease nor relieve Lessee from any of the terms, covenants, and conditions hereof. After resuming possession of the Premises, Lessor may:

          (I) Relet, as Lessor's agent and without terminating this Lease, the Premises for such amounts and upon such terms and conditions as Lessor may deem best under the cir cumstances, whereupon Lessee shall be liable to Lessor in general damages for the difference between the rentals and other charges stipulated to be paid by Lessee and what Lessor is able to recover from a reletting, after deducting any attorney's fees, commissions and other expenses paid by Lessor with respect to such reletting; or

          (ii) Terminate this Lease, whether or not the leased Premises or any part thereof shall have been relet, by written notice to Lessee, whereupon this Lease shall end; provided, however, that no such termination of this Lease shall relieve Lessee of its liability and obligations under this Lease incurred prior to such termination. upon such termination, Lessee shall be immediately liable for the damages, present and prospective, which were the necessary and direct result of Lessee's breach, as well as for any special damages as may have resulted from such breach. All amounts and arrearages due and payable to Lessor by Lessee shall bear interest at the highest rate permitted by law.

     (b) Treat the Lease as remaining in existence, curing Lessee's default by performing or paying the obligation which Lessee has breached, all sums paid or expenses incurred by Lessor directly or indirectly incurring Lessee's default, which amounts shall become immediately due and payable and shall bear interest at the highest rate permitted by law per annum from the date of disbursement by Lessor until paid by Lessee. If the breach consists of a failure to pay the rent stipulated in this Lease and Lessor elects to treat the Lease as remaining in existence, Lessor can take such action as is necessary to recover the rent due as each installment matures or for the whole amount at the end of the term, or Lessor can immediately upon the breach take such action as is necessary to recover the entire remaining unpaid rent for the balance of the term hereof.

     Furthermore, Lessor may exercise any and all rights and privileges and pursue any additional remedies that Lessor may have under the laws of either the State of Florida or the United States of America that are available in conjunction with whichever of the above described remedies is chosen.

     The remedies for which provision is made in this Article shall not be exclusive and in addition thereto Lessor may pursue such other remedies as are provided by law in the event of any breach, default or abandonment by Lessee. In any event, and irrespective of any option exercised by Lessor, Lessee agrees to pay and the Lessor shall be entitled to recover all costs and expenses incurred by Lessor, including reasonable attorneys' fees, in connection with collection of rent or damages or enforcing other rights of Lessor in the event of a breach of default or abandonment by Lessee, irrespective of whether or not Lessor elects to terminate this Lease by reason of such a breach, default or abandonment. Lessee hereby expressly waives any and all rights of redemption, if any, granted by or under any present or future law in the event Lessee shall be evicted or dispossessed for any cause, or in the event Lessor shall obtain possession of the Premises by virtue of the provisions of this Lease, or otherwise.

     Any and all sums due under this Agreement from Lessee to Lessor and not paid on the date due shall bear interest from the date due at the maximum rate permitted by law until fully paid; and if any payment of rent is not received within thirty (30) days after the date due, Lessee shall be assessed an amount of not more than $100.00 per month, as additional rent, for each month of delinquency, in addition to other sums owing hereunder.

     17. ASSIGNMENT AND SUBLETTING. This Lease may not be assigned in whole or in part and no portion of the demised premises shall be sublet without the prior written consent of Lessor and any attempted assignment of this lease or subletting of any of the demised premises without such written consent shall be void.

     18. ACCESS TO PREMISES BY LESSOR. The Lessor or any of Lessor's agents shall have free access to the demised premises and all parts thereof at all reasonable times for the purpose of examining same and to make such repairs as Lessor deems advisable. Lessor at all times shall have a passkey to the demised premises.

     19. NOTICES. Any notice given or required to be given connection with this lease agreement shall be mailed postage prepaid to Lessor or his agent as designated herein at Executive Center, c/o Commercial Management & Leasing Corporation, Realtor, 100 Wallace Avenue, Suite 111, Sarasota, Florida 34237, and to Lessee at the leasehold premises, or such other address as either party may direct in writing.

     20. CONDEMNATION. In the event a part of the demised premises be taken by reason of the exercise of the right of eminent domain or be conveyed in settlement of threatened eminent domain proceedings (both of which are hereinafter referred to as a "taking"), there shall be an equitable abatement of the rental herein provided. Said equitable abatement shall be computed based upon the said rental as same is compared to the market value of the premises for the use then being made of same immediately before and immediately after said taking. If all of the demised premises be taken or if so much of the demised premises be taken that the value of the improvements on the portion not taken is substantially impaired, then this lease and the terms hereof shall cease and expire upon 30 days written notice given by Lessor to Lessee, said notice being given within 30 days of the date of delivery of possession of the demised premises or portion thereof so taken, to the condemning authority. Upon such termination, all rents and other charges shall be prorated as of the date of termination. Lessor shall receive all sums paid by the condemning authority as a result of such taking.

     21. SUBORDINATION. Lessee agrees that this lease shall be subject and subordinate to any mortgage now a lien upon the aforesaid premises or any future mortgage executed by Lessor intended to become a mortgage lien against the demised premises. Lessee further agrees that upon the request of Lessor, he will promptly execute such documents as may be requested in order to subordinate this lease to the lien of any present or future mortgage, irrespective of the time of execution or time or recording of any such mortgage or mortgages, provided that the holder of any such mortgage shall enter into an agreement with Lessee, in recordable form, that in the event of foreclosure or other right asserted under the mortgage by the holder or any assignee thereof, this lease and the rights of Lessee hereunder shall continue in full force and effect and shall not be ter minated or disturbed except in accordance with the provisions of this lease. Lessee agrees that if requested by the holder of any such mortgage he will be a party to said agreement and will agree in substance that if the mortgagee or any assignee of said mortgage shall succeed to the interest of Lessor in this lease, he will recognize said mortgagee or assignee as his Lessor under the terms of this lease. Lessee agrees that he will, upon request of Lessor, execute, acknowledge and deliver any and all instruments necessary or desirable to give effect to or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust, or other similar instruments and any modification, consolidation, extension, renewal, replacement or substitution thereof. Lessee agrees that in the event of any mortgaging or proposed sale of the Executive Center property by Lessor, that Lessee shall execute an estoppel letter or other reasonable documentation as requested by Lessor.

     22. PARKING. Lessee shall have the right to non-exclusive use, in common with Lessor, other Lessees, and the guests, employees, and invitees of same, of the automobile parking areas on the above referenced property which surrounds the office building in which the leasehold premises are located. Lessor shall have the right at any time to change or modify the design and layout of the parking area. Lessor reserves right to assign particular parking areas for use by a particular Lessee and his employees, or by Lessees generally, or by customers and visitors generally.

     23. ALTERATION OR REMOVAL OF IMPROVEMENTS. Lessee shall not make any alteration or addition to the premises, including the installation of additional air conditioning equipment, without first obtaining the express prior written consent of Lessor. Upon expiration and termination of this lease, all installations, improvements and alterations made by Lessee to the premises during the term of this lease shall remain a part of the premises as the property of Lessor. Lessee further agrees that upon the termination of this lease, Lessee will quit the possession thereof and lease the premises in good, usable and broom clean condition, equal at lease to the same condition as existing at the commencement of the term of this lease, reasonable wear and tear excepted. In the event Lessee fails to deliver the space to Lessor in a broom clean condition, any and all items remaining in the demised space shall be deemed to be abandoned by Lessee and Lessor shall have the right to remove any and all items, and to dispose of said items at no risk to the Lessor, to make any repairs necessary, and to clean the space to a broom clean condition. The expense of removing the abandoned items and the cost of repairs and cleaning by the Lessor shall be billed to the Lessee as additional rent, and paid by the Lessee within thirty days of receipt of the statement from Lessor. This obligation shall survive the termination of the lease term.

     24. LIENS. Lessee agrees that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes or other work done by Lessee to the Premises and further agrees to indemnify and hold harmless Lessor from and against any and all such costs and liabilities incurred by Lessee, and against any all mechanic's, materialman's or laborer's liens arising out of or from such work or the cost thereof which may be asserted, claimed or charged against the Premises or the Executive Center. Notwithstanding anything to the contrary in this lease, the interest of Lessor in the Premises shall not be subject to liens for improvements made by or for Lessee, whether or not the same shall be made or done in accordance with an agreement between Lessor and Lessee, and it is specifically understood and agreed that in no event shall Lessor or the interest of Lessor in the Premises be liable for or subjected to any mechanic's, materialman's or laborer's liens for improvements or work made by Lessee or for which Lessee is responsible for payment under the terms of this agreement. All persons dealing with Lessee are hereupon placed upon notice of this provision. In the event any notice or claim of lien shall be asserted of record against the interest of Lessor in the Premises or Executive Center on account of or growing out of any improvement or work done by or for Lessee, or any person claiming by, through or under Lessee, or for improvements or work the cost of which is the responsibility of Lessee, Lessee agrees to have such notice or claim of lien canceled and discharges of record as a claim against the interest of Lessor in the Premises or the Executive Center (either by payment and satisfaction or by removal by transfer to bond or deposit as permitted by law) within ten (10) days after notice to Lessee by Lessor, and in the event Lessee shall fail to do so Lessee shall be considered in default under this lease.

     Subsequent to the execution of this Lease agreement, Lessor and Lessee may at Lessor's option execute a Memorandum of this lease, which Lessor may record among the Public Records of Sarasota County, Florida, setting forth the provisions of this paragraph.

     25. LESSOR'S RIGHT TO SELL. Should Lessor sell assign or convey the title to the leasehold premises, Lessee shall be obligated to Lessor's successor in title and shall be required to maintain adherence to the conditions and requirements of this lease. Lessor has the right to sell or change the name of the Executive Center at any time. In the event the name "Executive Center" is changed, all references in this Lease to "Executive Center" shall be deemed to refer to the building in which the Premises are located (by whatever name is then applicable).

     26. WAIVER OF JURY TRIAL. Both parties agree that, should litigation ensue concerning interpretation of this lease or disputes in any way related to this lease agreement, they will waive their right to a jury trial and instead proceed before only the judge.

     27. SUBSTITUTION OF PREMISES. Lessor retains the right, prior to Lessee's entry into the leasehold premises, to relocate Lessee within the office building into other office quarters which are of the same or greater square footage. Lessor further retains the right to relocate Lessee after Lessee has moved into the leasehold premises, but only under the conditions that Lessee be relocated into premises which are of the same or greater square footage. Reasonable expenses associated with such relocation and approved by Lessor shall be paid by Lessor.

     28. COMMISSIONS. Lessee warrants that there are no unpaid claims for brokerage commissions or finders' fees in connection with the execution of this Lease, other than Commercial Management & Leasing Corporation, Realtor, whose fee the Lessor agrees to pay ; Lessee agrees to indemnify Lessor and hold Lessor harmless from and against all liabilities arising from any other brokerage claim, including the cost of attorneys' fees involved in addressing such a claim.

     29. ADDITIONAL RENT. All sums of money or charges of any kind or nature payable by Lessee to Lessor pursuant to this Lease, other than Base Rent, are herein after defined as "Additional Rent" and except as otherwise set forth herein, are due and payable with the Base Rent, or as the case may be, within ten (10) days after Lessee's receipt of an invoice thereof from Lessor.

     30.PARAGRAPH   TITLES.   Paragraph   titles  used  herein  are  solely  for
convenience and are not to be used in interpreting particular provisions hereof.

     31. MISCELLANEOUS PROVISIONS AND DEFINITIONS. All of the terms and provisions hereof shall be binding upon and the benefits inure to the parties hereto and their respective heirs, devises, personal representatives, successors and assigns. The term "Lessee" and "Lessor" shall include all parties so designated herein, their respective heirs, devises, personal repre sentatives, successors and assigns. Whenever used herein, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders. This lease and all instruments or documents relating to same and all references herein shall be construed under Florida law. The venue of any action or suit brought in connection herewith shall be in the County wherein the demised premises are situated.

     32. HAZARDOUS SUBSTANCES. Lessee shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on or in the premises by Lessee, Lessee's agents, employees, contractors, or invitees without first obtaining Lessor's written consent. If Hazardous Substances are used, stored, generated, or disposed of on or in the Premises except as permitted above, or if the Premises become contaminated in any manner for which Lessee is legally liable, Lessee shall indemnify and hold harmless the Lessor from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant, and expert fees) arising during or after the Lease Term and arising as a result of that contamination by Lessee. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. Without limitation of the foregoing, if Lessee causes or permits the presence of any Hazardous Substance on the Premises and that results in contamination, Lessee shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such hazardous Substance on the Premises. Lessee shall first obtain Lessor's approval for any such remedial action.

     As used herein, "Hazardous Substance" means any substance that is toxic, ignitable, reactive, or corrosive and that is regulated by any local government, The State of Florida, or the United States Government. "Hazardous Substance" includes any and all material or substances that are defined as "hazardous waste", "extremely hazardous waste", or a "hazardous substance" pursuant to state, federal, or local government law. "Hazardous Substance" includes but is not restricted to asbestos, polychlorobiphenyls (PBCs"), and petroleum.

     33. REAL PROPERTY DISCLOSURE. Florida Statutes requires the following notice be given: "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, it may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit."

     34. OPTIONS TO RENEW. Provided Lessee is not in default, and has not been in default at any time during the term of this Lease, then Lessor grants unto Lessee the Option to Renew this Lease for two (2) additional terms of six (6) months each under the same terms and conditions subject to the following:


     A. That Lessee notify Lessor in writing no less than sixty (60) days prior to the expiration of the primary term, or any extended term, that Lessee is in fact exercising it's Option to Renew for an additional six (6) month term.

     B. That in the event the Lessee exercises its Option to Renew for its second six (6) month option, that the Base Rent will increase by an amount equal to any increase in the Consumer Price Index as described in Exhibit B RENTAL RIDER.

           IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year first above written.


                                                    LESSOR

Witnesses:                                EXECUTIVE INVESTMENT ASSOCIATES
                                          (A Florida General Partnership),
                                          d/b/a EXECUTIVE CENTER

------------------------------

______________________________            By:_______________________________
 As to Lessor                                       As General Partner

                                                              LESSEE

                                           SURGICAL SAFETY PRODUCTS, INC.,
                                           a New York Corporation.

------------------------------

______________________________            By:_____________________________
As to Lessee                                  G. Michael Swor, Chairman
                                                     EXHIBIT A

           Lots 1, 2, and 3, Block Z, FOREST LAKES Unit 9, as per plat thereof recorded in Plat Book 22, page 4, 4-A and 4-B, of the Public Records of Sarasota County, Florida.

                                    EXHIBIT B
                                  RENTAL RIDER

Base Rent, Additional Rents shall be payable only in U.S. Dollars. Base Rent for the first six (6) month term shall be payable in six (6) equal monthly installments.

           Upon execution of this Lease, Lessee agrees to pay the amount of Five Thousand Seven Hundred Twenty Nine and 28/100 Dollars ($5,729.28) which shall be applied to the first seventeen days of the Lease term and the Security Deposit of $3,700.00. The $2,029.28 for the first seventeen days breaks down to $!,449.08 Base Rent, $447.44 CAM and $132.76 Florida Sales Tax.

           Beginning with the rent due on November 1, 2000 and each month thereafter for the term, the Base Rent shall be $2,642.71 plus CAM and Florida Sales Tax, which for November and December is a total of $$3,700.89 per month. Beginning on January 1, 2001 the CAM is subject to adjustment which may have an effect on the Florida Sales Tax due.

           Lessor and Lessee mutually agree that in the event Lessee exercises an option to renew for a term that exceeds one year from the date of commencement of this lease, that on November 1, of each year the Base Rent for each year, or partial year, of this Lease after the first year (hereinafter referred to as the "Base Year"), the Base Rent shall be adjusted on the basis of any increase in the cost of living (as reported in the Consumer Price Index, All Items and Major Group Figures for All Urban Consumers (1982-1984 = 100) (the "Index") published by the Bureau of Labor Statistics (the "Bureau") of the United states Department of Labor) between the most recently available monthly index level at the time of adjustment (hereinafter referred to as the "Adjustment Level"), and the index level for the same month in the calendar year in which the commenced (hereinafter referred to as the "Base Level"). The Base Rent for each year of the term of this after the Base Year shall be computed by multiplying Base Year by a fraction, the numerator of which shall be the Adjustment Level, and the denominator of which shall be the Base Level. State as a mathematical formula, the adjusted amounts shall be computed as follows:

                              Adjusted Amounts for
                       Each Year of Term after Base Year =

         Adjustment Level X $31,712.50 (Annualized Base Rent) Base Level

If the compilation and/or publication of the Index shall be transferred to any other department, bureau, or agency of the United States Government, or if the Bureau shall adopt a successor Index, the Index published by such successor department, bureau or agency shall be adopted and used as a standard for computing said adjustments. As soon as possible after publication of all statistics necessary for calculation of the adjusted amounts applicable to any calendar year of this after the

Base Year, Lessor shall compute the amounts to be paid by Lessee during such year and shall notify Lessee thereof in writing, setting forth the manner in, and statistics upon, which adjusted Base Rent was computed; in no event shall Base Rent be decreased from an existing level as a result of adjustment based upon the Consumer Price Index.

                           PERSONAL GUARANTY AGREEMENT

           In consideration for the execution of the attached LEASE by Executive Investment Associates, a Florida General Partnership ("Lessor") with Next Systems, Inc., a Florida Corporation ("Lessee") for the Premises identified within Paragraph 1 and located within Executive Center, located at 3665 Bee Ridge Road, Suite 200, Sarasota, Florida, and to assure the full and complete performance by Lessee of all obligations undertaken by Lessee with respect to this LEASE, together with other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned unconditionally guarantees to Lessor, and becomes personally liable for, the full and timely payment of all Base Rent and Additional Rent, and other payments of any nature whatsoever required during the term of this LEASE, and any extensions, renewals or assignments thereof, along with any other amounts which may become due, including without limitation, all costs and expenses of enforcement and collection, including reasonable attorneys' fees.

           IN WITNESS HEREOF, the undersigned, intending to be legally bound, has executed this Personal Guaranty Agreement as if the ___________ day of February, 2000.


Witnesses:



_________________________                 By:___________________________
                                              Mark J. Flannigan

-------------------------
As to Guarantor

                                TABLE OF CONTENTS

                             Executive Center Lease

Section                                                                    Page

  1.       Term and Rent................................................... 1
  2.       Security Deposit................................................ 1
  3.       Quite Enjoyment................................................. 2
  4.       Premises........................................................ 2
  5.       Use of Premises................................................. 2
  6.       Utilities....................................................... 2
  7.       Maintenance..................................................... 2
  8.       Air Conditioning Maintenance Contract.....................       3
  9.       Common Areas and Common Area Maintenance
           Expenses........................................................ 3
 10.       Liability Insurance and Indemnification.....................     5
 11.       Glass Insurance................................................. 5
 12.       Destruction of Premises.......................................   5
 13.       Waiver of Default............................................... 5
 14.       Corrections of Defaults......................................... 5
 15.       Identity of Interest............................................ 6
 16.       Default......................................................... 6
 17.       Assignment and Subletting....................................    7
 18.       Access to Premises by Lessor................................     8
 19.       Notices......................................................... 8
 20.       Condemnation.................................................... 8
 21.       Subordination................................................... 8
 22.       Parking......................................................... 9
 23.       Alteration or Removal of Improvements.....................       9
 24.       Liens........................................................... 9
 25.       Lessor's Right to Sell.......................................... 9
 26.       Waiver of Jury Trial............................................10
 27.       Substitution of Premises........................................10
 28.       Commissions.....................................................10
 29.       Additional Rent.................................................10
 30.       Paragraph Titles................................................10
 31.       Miscellaneous Provisions and Definitions..................      10
 32.       Hazardous Substances..........................................  10
 33.       Real Estate Disclosure..........................................11

          Exhibit A            Legal Description
          Exhibit B            Rental Rider
          Personal Guarantee


Revised 07/98